As filed with the Securities and Exchange Commission on May 10, 2001

Registration No. 333-__________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

DIEBOLD, INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

OHIO	34-0183970
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)

of Incorporation or Organization)

5995 Mayfair Road,
P.O. Box 3077
North Canton, Ohio 44720-8077
(Address of Principal Executive Offices Including Zip Code)

Diebold, Incorporated
1991 Equity and Performance Incentive Plan
(As Amended and Restated As Of February 7, 2001)
(Full Title of the Plan)

Warren W. Dettinger
Vice President and General Counsel
Diebold, Incorporated
5995 Mayfair Road, P.O. Box 3077
North Canton, Ohio 44720-8077
(Name and Address of Agent For Service)
(330) 490-4000
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum	Proposed Maximum	Amount of
Securities to	Amount to be	Offering	Aggregate	Registration
be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	Fee

Common Shares, par value $1.25 per share(3)	3,000,000	$31.40	$94,200,000	$23,550

(1)	Pursuant to Rule 416 of the Securities Act of 1933 (“Securities Act”), this Registration Statement also covers such additional Common Shares, par value $1.25 per share (“Common Shares”), as may become issuable pursuant to the anti-dilution provisions of the Diebold, Incorporated 1991 Equity and Performance Incentive Plan (As Amended and Restated as of February 7, 2001) (“Plan”).

(2)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on May 7, 2001, within five business days prior to filing.

(3)	One right (“Right”) will also be issued with respect to each Common Share. The terms of the Rights are described in the Form 8-A filed by Diebold, Incorporated (“Registrant”) with the Securities and Exchange Commission (“SEC”) on February 11, 1999.

Exhibit Index Appears on Page 4

Part II

      Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 033-39988 on Form S-8 and Registration Statement No. 333-32187 on Form S-8 as filed by the Registrant with the SEC on April 16, 1991 and July 28, 1997, respectively, are incorporated herein by reference.

Item 8. Exhibits

4(a)	Diebold, Incorporated 1991 Equity and Performance Incentive Plan (as Amended and Restated as of February 7, 2001) (filed as Appendix A to the Registrant’s Proxy Statement dated March 15, 2001).

4(b)	Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1(i) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).

4(c)	Certificate of Amendment by Shareholders to Amended Articles of Incorporation of the Registrant (filed as Exhibit 3.2 to the Registrant’s Form 10-Q for the quarter ended March 31, 1996, and incorporated herein by reference).

4(d)	Code of Regulations of the Registrant (filed as Exhibit 4(c) to the Registrant’s Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-32960 and incorporated herein by reference).

4(e)	Rights Agreement dated as of February 11, 1999 between the Registrant and The Bank of New York (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A dated February 11, 1999, and incorporated herein by reference).

5	Opinion of Warren W. Dettinger, Vice President and General Counsel of the Registrant, as to the validity of securities registered hereunder.

23	Consent of KPMG LLP. (Consent of counsel is included in Exhibit 5.)

24	Power of Attorney on behalf of the directors and certain officers of the Registrant.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of North Canton, State of Ohio, on May 9, 2001.

DIEBOLD, INCORPORATED

By:	/s/Gregory T. Geswein

Gregory T. Geswein, Senior Vice President and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Walden W. O’Dell* Walden W. O’Dell	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2001

/s/ Gregory T. Geswein Gregory T. Geswein	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2001

/s/Louis V. Bockius III* Louis V. Bockius III	Director	May 9, 2001

/s/Richard L. Crandall* Richard L. Crandall	Director	May 9, 2001

/s/Gale S. Fitzgerald* Gale S. Fitzgerald	Director	May 9, 2001

	Director	May 9, 2001
Donald R. Gant

	Director	May 9, 2001
L. Lindsey Halstead

/s/Phillip B. Lassiter* Phillip B. Lassiter	Director	May 9, 2001

/s/John N. Lauer* John N. Lauer	Director	May 9, 2001

/s/William F Massy* William F. Massy	Director	May 9, 2001

/s/W. R. Timken, Jr.* W. R. Timken, Jr.	Director	May 9, 2001

      *Gregory T. Geswein, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to a power of attorney filed with the SEC.

May 9, 2001

By:	/s/Gregory T. Geswein

Gregory T. Geswein, Attorney-in-Fact

EXHIBIT INDEX

4(a)	Diebold, Incorporated 1991 Equity and Performance Incentive Plan (as Amended and Restated as of February 7, 2001) (filed as Appendix A to the Registrant’s Proxy Statement dated March 15, 2001).

4(b)	Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1(i) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).

4(c)	Certificate of Amendment by Shareholders to Amended Articles of Incorporation of the Registrant (filed as Exhibit 3.2 to the Registrant’s Form 10-Q for the quarter ended March 31, 1996, and incorporated herein by reference).

4(d)	Code of Regulations of the Registrant (filed as Exhibit 4(c) to the Registrant’s Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-32960 and incorporated herein by reference).

4(e)	Rights Agreement dated as of February 11, 1999 between Diebold, Incorporated and The Bank of New York (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A dated February 11, 1999, and incorporated herein by reference).

5	Opinion of Warren W. Dettinger, Vice President and General Counsel of the Registrant, as to the validity of securities registered hereunder.

23	Consent of KPMG LLP. (Consent of counsel is included in Exhibit 5.)

24	Power of Attorney on behalf of the directors and certain officers of the Registrant.

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